Exhibit 32.1

SENECA GAMING CORPORATION
CERTIFICATION OF CORPORATE OFFICERS

(Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of Seneca Gaming Corporation, or SGC, on Form 10-Q for the fiscal quarter ended December 31, 2009, as filed with the Securities and Exchange Commission, we, Catherine Walker, Chief Operating Officer (principal executive officer), and David Sheridan, Chief Financial Officer (principal financial officer), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.                                       The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of SGC as of, and for, the periods presented in the Form 10-Q.

Date:  February 4, 2010

/s/ Catherine Walker
Catherine Walker
Chief Operating Officer
(Principal Executive Officer)

/s/ David Sheridan
David Sheridan
Chief Financial Officer
(Principal Financial Officer)

The forgoing certification is being furnished as an exhibit to the Form 10-Q pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Form 10-Q for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of SGC, whether made before or after the date hereof, regardless of any general incorporation language in such filing.